The Quigley Corporation To Release Fourth Quarter Results on Thursday March 25th

DOYLESTOWN, Pennsylvania – March 19, 2010. The Quigley Corporation (Nasdaq: QGLY) announced today that financial results for the fiscal 2010 fourth quarter, ended December 31, 2009, will be released before the market opens on Thursday, March 25, 2010. An earnings conference call will be held later that morning at 11:00 AM.  Quigley’s Chairman and CEO, Ted Karkus, and COO/CFO Robert Cuddihy will provide a Company overview including a review of activities and fourth quarter and year-end results. There will be a question and answer session following initial remarks.

The conference call will be webcast live at http://event.meetingstream.com/r.htm?e=201053&s=1&k=FB759E9EF564864738AF09E742BEC903  at 11:00 AM (EST) on Thursday, March 25, 2010.

Participants wishing to ask questions may access the live call by dialing (877) 217-6026 conference ID# 64226162. A replay of the conference call will be available for 90 days on the Company web site at www.quigleyco.com.

About The Quigley Corporation

The Quigley Corporation  is a diversified natural health medical science company. It is a leading marketer and manufacturer of the Cold-EEZE® family of lozenges and sugar free tablets clinically proven to significantly reduce the severity and duration of the common cold. Cold-EEZE customers include leading national wholesalers and distributors, as well as independent and chain food, drug and mass merchandise stores and pharmacies. The Quigley Corporation has several wholly owned subsidiaries including Quigley Manufacturing Inc., which consists of an FDA approved facility to manufacture Cold-EEZE lozenges and fulfill other contract manufacturing opportunities, and Quigley Pharma, Inc., which conducts research in order to develop and commercialize a pipeline of patented botanical and naturally derived potential prescription drugs.   For more information visit us at www.Quigleyco.com.
For more information, visit The Quigley Corporation at www.quigleyco.com.

CONTACT
Media Relations
The Lexicomm Group
Wendi Tush
Wendi@lexicommgroup.com
(212) 794-4531
Lindsey Gardner
Lindsey@lexicommgroup.com
(570) 479-4895

Investor Relations
Ted Karkus
Chairman of the Board, CEO
(215) 345-0919 x0